JAVELIN MORTGAGE INVESTMENT CORP. REPORTS Q4 2015 ROE OF 11.6%
FROM CORE INCOME OF $3.5 MILLION OR $0.29 PER COMMON SHARE,
NET INCOME OF $5.2 MILLION OR $0.44 PER COMMON SHARE

VERO BEACH, Fla. - March 3, 2016 -- JAVELIN Mortgage Investment Corp. (NYSE: JMI) (“JAVELIN” or the “Company”) today announced financial results for the quarter ended December 31, 2015.

Q4 2015 Highlights and Financial Information

•	Q4 2015 Key Results:

◦
$3.5 million ($0.29 per Common share) Core Income including drop income (as defined below), which represents an annualized return of 11.6% based on stockholders’ equity at the beginning of the quarter.

◦	$0.27 per Common share dividends for Q4 at the rate of $0.09 per month

◦	$5.2 million ($0.44 per Common share) net income under Generally Accepted Accounting Principles (“GAAP”)

◦	3.46% average yield on assets and 2.11% average net interest margin

◦	5.23% annualized average principal repayment rate (“CPR”) on Agency Securities

◦	11,913,000 weighted average Common shares

•	At December 31, 2015:

◦	$112.4 million ($9.47 per Common share) stockholders’ equity

◦	6.69 to 1 “leverage” (debt to stockholders’ equity)

◦	$25.0 million of liquidity in cash and unpledged securities (22.23% of stockholder’s equity)

◦	11,866,691 Common shares outstanding

•
Additional updated information on the Company’s investment, financing and hedge positions can be found in JAVELIN’s most recent “Company Update.” JAVELIN posts unaudited and unreviewed Company Updates each month on www.javelinreit.com.

Q4 2015 Results

Core Income, Including Drop Income
Core Income, including drop income, for the quarter ended December 31, 2015 was approximately $3.5 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, inclusive of drop income. Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency Securities and Non-Agency Securities.

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JAVELIN Mortgage Investment Corp. Reports Q4 2015 ROE of 11.6% From Core Income of $3.5 Million or $0.29 Per Common Share, Net Income of $5.2 Million or $0.44 Per Common Share

March 3, 2016

The Company may enter into to be announced (“TBA”) dollar roll transactions that generate “drop income.” Drop income is defined as the difference in price between two TBA contracts with the same terms but different settlement dates. Drop income is the economic equivalent of the assumed net interest spread (yield less financing costs) and is calculated as the difference between the spot price for regular settlement and the forward settlement price on trade date.

GAAP Net Income
For the purposes of computing GAAP net income, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its statement of comprehensive income (loss). GAAP net income for Q4 2015 was approximately $5.2 million.

Dividends
The Company paid dividends of $0.09 per Common share of record for each month of Q4 2015, resulting in payments of approximately $3.2 million. The Company had estimated ordinary taxable REIT income available to pay dividends of $2.8 million in Q4 2015. Our board of directors determines our Common share dividend rate based upon our REIT requirements and other relevant considerations. Dividends in excess of taxable REIT income for the year (including any amounts carried forward from prior years) will generally be treated as non-taxable return of capital to Common stockholders. Approximately 19.5% of Common dividends paid in 2015 represented a non-taxable return of capital.

Portfolio
As of December 31, 2015, the Company's Agency Securities portfolio consisted of fixed rate Fannie Mae and Freddie Mac mortgage securities valued at approximately $0.6 billion on a trade date basis. The Company's Non-Agency Securities portfolio was valued at $0.2 billion at quarter end. During Q4 2015, the annualized yield on average assets was 3.46%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.35%, resulting in a net interest margin of 2.11%.

Portfolio Financing, Leverage and Interest Rate Hedges
As of December 31, 2015, the Company financed its portfolio with approximately $0.8 billion of borrowings under repurchase agreements. The Company's leverage ratio was 6.69 to 1 (7.06 to 1, including TBA Agency Securities purchased forward). As of December 31, 2015, the Company’s liquidity totaled $25.0 million, consisting of $16.0 million of cash plus approximately $9.0 million of unpledged Securities (including Securities received as collateral). As of December 31, 2015, the Company's repurchase Agreements had a weighted average maturity of approximately 24 days.

The Company had a hedge ratio of 76.0% based on a notional amount of $571.3 million (of which $300.0 million become effective within six months) of various maturities of interest rate swap contracts with a weighted average swap rate of 1.64%.

Regulation G Reconciliation
Core Income represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and U.S. Treasury Securities and certain other non-recurring expenses, inclusive of drop income. The Company believes that Core Income is useful to investors because it is related to the amount of dividends the Company may distribute. However, because Core Income is an incomplete measure of the Company’s

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JAVELIN Mortgage Investment Corp. Reports Q4 2015 ROE of 11.6% From Core Income of $3.5 Million or $0.29 Per Common Share, Net Income of $5.2 Million or $0.44 Per Common Share

March 3, 2016

financial performance and involves differences from net income computed in accordance with GAAP, Core Income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

The following table reconciles the Company’s results from operations to Core Income for the quarter ended December 31, 2015:

Core Income (in thousands)
GAAP net income	$5,195
Book to tax differences:
Changes in interest rate contracts	(4,095)
Non-Agency Securities	2,089
Loss on sale of Securities	(41)
TBA drop income	321
Other	1
Total	$3,470

Common Stock
As of December 31, 2015, there were 11,866,691 Common shares outstanding.

JAVELIN Mortgage Investment Corp.
JAVELIN is a Maryland corporation that invests primarily in fixed rate Agency and fixed rate and hybrid adjustable rate non-Agency residential mortgage-backed securities. JAVELIN is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”). JAVELIN Mortgage Investment Corp. has elected to be taxed as a REIT under the Code for U.S. Federal income tax purposes.

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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JAVELIN Mortgage Investment Corp. Reports Q4 2015 ROE of 11.6% From Core Income of $3.5 Million or $0.29 Per Common Share, Net Income of $5.2 Million or $0.44 Per Common Share

March 3, 2016

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's website at www.sec.gov, or the Company website www.javelinreit.com, or by directing requests to: JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT: investors@javelinreit.com

James R. Mountain
Chief Financial Officer
JAVELIN Mortgage Investment Corp.
(772) 617-4340

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